Exhibit 99.24_b 8 i. a. 1

AMENDMENT NO. 2 TO

PARTICIPATION AGREEMENT

This Amendment No. 2 to the Participation Agreement is made as of the ___ day of ______________, 2019 by and among C.M. Life Insurance Company (“C.M. Life”), MML Bay State Life Insurance Company (“MML Bay State”), each a Connecticut life insurance company (together the “LIFE COMPANY”), AIM Variable Insurance Funds (Invesco Variable Insurance Funds), a Delaware trust (“INVESCO”); and Invesco Distributors, Inc., a Delaware corporation (“IDI”).

WHEREAS, C.M. Life, INVESCO and IDI are parties to the Participation Agreement dated as of April 30, 2004, as amended April 30, 2010 (the “Agreement”);

WHEREAS, C.M. Life, INVESCO and IDI wish to make MML Bay State a party to the Agreement

NOW THREFORE, in consideration for the mutual promises set forth herein, the Parties hereto agree as follows:

MML Bay State is hereby made a party to the Agreement.

MML Bay State agrees to be bound by the terms and provisions of the Agreement.

From and after the date of this Amendment No. 2, the term “Life Company” as used in the Agreement shall be deemed to include both C.M. Life and MML Bay State.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:	By:
Name:	Name:
Title:	Title:

INVESCO DISTRIBUTORS, INC.

Attest:	By:
Name:	Name:
Title:	Title:

C.M. LIFE INSURANCE COMPANY

Attest:	By:
Name:	Name:
Title:	Title:

MML BAY STATE LIFE INSURANCE COMPANY

Attest:	By:
Name:	Name:
Title:	Title: